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                                                                   Exhibit 10.18

                           AGREEMENT AND PLAN OF MERGER


                                  by and among


                                 WATERLINK, INC.


                              WET ACQUISITION CORP.


                                       and


                       WATER EQUIPMENT TECHNOLOGIES, INC.,

                             AND THE SHAREHOLDERS OF
                       WATER EQUIPMENT TECHNOLOGIES, INC.


                         Dated as of September 27, 1996





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                                TABLE OF CONTENTS
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
ARTICLE I         THE MERGER.................................................................................1

                  Section 1.1       The Merger...............................................................1
                  Section 1.2        Effective Time..........................................................1
                  Section 1.3        Closing.................................................................2
                  Section 1.4        Directors and Officers..................................................2
                  Section 1.5        Shareholders' Meeting...................................................2
                  Section 1.6        Tax-Free Reorganization.................................................2

ARTICLE II        CONVERSION OF SHARES.......................................................................3

                  Section 2.1       Conversion of Shares.....................................................3
                  Section 2.2       Issuance of Parent Common Stock; Cash in Lieu
                                    of Fractional Shares.....................................................7
                  Section 2.3       Stock Transfer Books.....................................................9

ARTICLE III       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
         COMPANY AND THE SHAREHOLDERS........................................................................9

                  Section 3.1       Organization and Standing................................................9
                  Section 3.2       Conflicts; Consents......................................................9
                  Section 3.3       Capital Stock...........................................................10
                  Section 3.4       Investments of the  Company.............................................10
                  Section 3.5       Outstanding Options and Warrants........................................10
                  Section 3.6       Business Relations......................................................10
                  Section 3.7       Real Property...........................................................10
                  Section 3.8       Title to and Condition of Assets........................................13
                  Section 3.9       Financial Statements....................................................13
                  Section 3.10      Absence of Certain Changes..............................................14
                  Section 3.11      Absence of Undisclosed Liabilities......................................15
                  Section 3.12      Taxes...................................................................15
                  Section 3.13      Indebtedness to Officers, Directors and Shareholders....................17
                  Section 3.14      Articles of Incorporation and Bylaws....................................17
                  Section 3.15      Corporate Minutes.......................................................17
                  Section 3.16      Brokerage and Finder's Fees.............................................17
                  Section 3.17      Accounts Receivable.....................................................17
                  Section 3.18      Employment Matters......................................................18
                  Section 3.19      No Defaults.............................................................18
                  Section 3.20      Material Contracts......................................................19
                  Section 3.21      Purchase Orders.........................................................19
                  Section 3.22      Indebtedness............................................................19
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
                  Section 3.23      Litigation..............................................................19
                  Section 3.24      Insurance...............................................................19
                  Section 3.25      Transactions with Officers, Etc.........................................20
                  Section 3.26      Employees...............................................................20
                  Section 3.27      Trademarks, Copyrights and Similar Matters..............................21
                  Section 3.28      Employee Benefit Plans and Other Plans..................................21
                  Section 3.29      Environmental Matters...................................................24
                  Section 3.30      Bank Accounts...........................................................26
                  Section 3.31      Compliance with Laws....................................................26
                  Section 3.32      Powers of Attorney......................................................26
                  Section 3.33      Licenses and Rights.....................................................26
                  Section 3.34      Schedule of Government Reports..........................................26
                  Section 3.35      Products................................................................26
                  Section 3.36      Casualty Occurrences....................................................27
                  Section 3.37      Inventory...............................................................27
                  Section 3.38      Capital Expenditure Plans...............................................27
                  Section 3.39      No Intentions to Dispose................................................27
                  Section 3.40      Ultra/Pure Spin-off.....................................................27
                  Section 3.41      Material Misstatements or Omissions.....................................27

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF
                  PARENT AND  SUB...........................................................................28

                  Section 4.1       Organization and Standing...............................................28
                  Section 4.2       Conflicts; Consents.....................................................28
                  Section 4.3       Certificate of Incorporation and By-Laws................................28
                  Section 4.4       Parent Disclosure Memorandum............................................29
                  Section 4.5       Parent Authorized Capitalization........................................29
                  Section 4.6       Absence of Certain Changes..............................................30
                  Section 4.7       Subsidiaries and Investments............................................30
                  Section 4.8       Absence of Undisclosed Liabilities......................................30
                  Section 4.9       Brokerage and Finder's Fees.............................................30
                  Section 4.10      Taxes...................................................................30
                  Section 4.11      Material Misstatements or Omissions.....................................30

ARTICLE V         CONDITIONS PRECEDENT TO OBLIGATIONS OF
                  PARENT AND SUB............................................................................31

                  Section 5.1       Representations True....................................................31
                  Section 5.2       All Consents Obtained...................................................31
                  Section 5.3       Performance and Obligations.............................................31
                  Section 5.4       Receipt of Documents by Parent..........................................31
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
                  Section 5.5       No Litigation...........................................................31
                  Section 5.6       Employment Agreements...................................................32
                  Section 5.7       Shareholder Approval....................................................32
                  Section 5.8       Termination or Exercise of Stock Options................................32
                  Section 5.9       Resignation.............................................................32
                  Section 5.10      Investment Letter.......................................................32
                  Section 5.11      Leases for West Palm Beach and Clearwater Sites.........................32
                  Section 5.12      Stock Restriction Agreement.............................................32
                  Section 5.13      Minimum Net Working Capital.............................................32
                  Section 5.14      Delivery of Books and Records...........................................32
                  Section 5.15      Absence of Changes......................................................33
                  Section 5.16      Parent's Review.........................................................33
                  Section 5.17      Company Debentures......................................................33
                  Section 5.18      Company Credit Facility.................................................33

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
                  AND THE SHAREHOLDERS......................................................................33

                  Section 6.1       Representations True....................................................33
                  Section 6.2       All Consents Obtained...................................................33
                  Section 6.3       Performance of Obligations..............................................34
                  Section 6.4       Receipt of Documents by the Company.....................................34
                  Section 6.5       No Litigation...........................................................34
                  Section 6.6       Employment Agreements...................................................34
                  Section 6.7       Leases for West Palm and Clearwater Sites...............................34

ARTICLE VII       TERMINATION OF AGREEMENT.........................................................34

ARTICLE VIII      SURVIVAL OF REPRESENTATIONS AND WARRANTIES:
                  INDEMNIFICATION: DISPUTES.................................................................35

                  Section 8.1       Survival of Representations and Warranties..............................35
                  Section 8.2       Shareholders' Indemnification...........................................35
                  Section 8.3       Defense of Claim........................................................36
                  Section 8.4       Defense of Tax Claim....................................................37
                  Section 8.5       Parent and Sub's Indemnification........................................38

ARTICLE IX        CONDUCT PRIOR TO CLOSING DATE....................................................39

                  Section 9.1       Continuation of Business................................................39
                  Section 9.2       Preservation of Business................................................40
                  Section 9.3       Consents and Approvals..................................................40

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
ARTICLE X         ASSIGNMENT, THIRD PARTIES, BINDING EFFECT.................................................40

ARTICLE XI        EXPENSES..................................................................................41

ARTICLE XII       NOTICES...................................................................................41

ARTICLE XIII      REMEDIES NOT EXCLUSIVE....................................................................42

ARTICLE XIV       NON-COMPETITION...........................................................................42

                  Section 14.1      Non-Competition Agreement...............................................42
                  Section 14.2      Disclosure of Confidential Information..................................43

ARTICLE XV        MISCELLANEOUS.............................................................................44

                  Section 15.1      Counterparts............................................................44
                  Section 15.2      Captions and Section Headings...........................................44
                  Section 15.3      Waivers.................................................................44
                  Section 15.4      Right of Inspection.....................................................44
                  Section 15.5      Amendments, Supplements or Modifications................................44
                  Section 15.6      Entire Agreement........................................................44
                  Section 15.7      Governing Law...........................................................44
                  Section 15.8      Knowledge...............................................................45
                  Section 15.9      Press Releases..........................................................45
                  Section 15.10     Disclosure Schedules....................................................45

List of Schedules
         Schedule I        Allocation of Waterlink Corporate Overhead
         Schedule II       Determination of Waterlink Common Stock Fair Market Value
         Schedule III      List of Shareholders
         Schedule IV       List of WET Supervisory Employees

List of Exhibits
         Exhibits A-1, A-2
         and A-3                    Forms of Employment Agreements
         Exhibit B                  Form of Investment Letter
         Exhibits C-1, C-2          Forms of West Palm Beach Lease and Clearwater Lease
         Exhibit D                  Form of Stock Restriction Agreement
         Exhibit E                  Ultra/Pure Description of Business

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         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of September 27,
1996, by and among Waterlink, Inc., a Delaware corporation ("Parent"), WET Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), Water Equipment Technologies, Inc., a Florida corporation (the "Company") and the shareholders of the Company listed on the signature page hereof (collectively, the "Shareholders" and each individually, a "Shareholder").

         WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the acquisition be accomplished by a merger of the Company with and into Sub, with Sub being the surviving corporation; and

         WHEREAS, the parties intend for the merger to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Florida Business Corporation Act ("FBCA") and the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined below), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (i) the Company shall be merged with and into Sub and the separate corporate existence of the Company shall thereupon cease, and (ii) Sub shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Pursuant to and by virtue of the Merger, (x) the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation except that the name of the Surviving Corporation shall be Water Equipment Technologies, Inc. and shall be so reflected in such Articles of Incorporation, and (y) the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws. The Merger shall have the effects set forth in the FBCA and the DGCL.

         Section 1.2 EFFECTIVE TIME. Parent, Sub and the Company will cause Articles of Merger or Certificates of Merger, as the case may be, (collectively, the "Certificates of Merger") with respect to the Merger to be executed and filed on the date of the Closing (as defined in


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Section 1.3) (or on such other date as Parent and the Company may agree) with the Secretaries of State of the States of Florida and Delaware as provided in the FBCA and the DGCL, respectively. The Merger shall become effective when the Certificates of Merger and other filings required by the FBCA and the DGCL have been duly filed with the Secretaries of State of the States of Florida and Delaware or at such time as is agreed upon by the parties and specified in the Certificates of Merger, and such time is hereinafter referred to as the "Effective Time".

         Section 1.3 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Cleveland, Ohio time, on a date to be mutually agreed by the parties hereto, such date to be not more than thirty (30) days of the date of this Agreement, unless an extension is mutually agreed to by the parties (the "Closing Date"), at the offices of Benesch, Friedlander, Coplan & Aronoff P.L.L., 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114 unless another time, date or place is agreed to in writing by the parties hereto.

         Section 1.4 DIRECTORS AND OFFICERS. The Directors of the Surviving Corporation shall be, from and after the Effective Time, Larry Stenger, Chet Ross and Nancy Hamerly and the officers of the Surviving Corporation shall be, from and after the Effective Time, Chet Ross, Chairman, Larry Stenger, Chief Operating Officer, Kathleen Donatini, Secretary and Nancy Hamerly, Treasurer, in each case until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws; PROVIDED, HOWEVER, that the Board of Directors of Parent, subject to the satisfaction of its fiduciary duties and the terms of Larry Stenger's employment agreement referred to in Section 5.6 hereof, will elect Larry Stenger as the Chief Operating Officer of the Surviving Corporation during each EBIT Earn-out Period (as defined in Section 2.1(d) below).

         Section 1.5 SHAREHOLDERS' MEETING. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with the FBCA and all other applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company shall recommend that the shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement. In lieu of the Company Special Meeting, the shareholders of the Company may take action upon and approve the Company's execution and delivery of, and performance of its obligations under, this Agreement without a meeting by unanimous written consent of all such shareholders to the extent permitted by and in accordance with the FBCA and the Company's Bylaws. In connection with the Shareholders' consideration and evaluation of this Agreement and the transactions contemplated hereby, including, without limitation, the issuance to the Shareholders of the shares of Parent Common Stock (as defined in and contemplated by Section 2.1), the Company will, sufficiently in advance of such consideration, provide or make available to all the Shareholders, such material information relating to the Company, its business, financial condition and prospects, deemed by the Shareholders to be necessary to enable such Shareholders to evaluate this Agreement and the transactions contemplated hereby.


                                        2

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         Section 1.6 TAX-FREE REORGANIZATION. The parties intend to adopt this
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Each Shareholder agrees not to dispose of any Parent Common Stock received in the Merger within two (2) years of the Effective Time unless the Shareholder obtains an opinion of counsel reasonably satisfactory to Parent that such transfer will not violate the continuity of shareholder interest requirement set forth in Treasury Regulation Section 1.368-1. Subject to the terms of the Stock Restriction Agreement (as defined in Section 5.16 below), any Shareholder wishing to dispose of any shares of Parent Common Stock received in the Merger shall provide written notice to Parent, not less than thirty (30) days prior to the intended date of disposition, specifying the number of shares of which the Shareholder proposes to dispose.


                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 CONVERSION OF SHARES.

                  (a) Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any other action taken by Parent, Sub or the Company, shall be, at the Effective Time, automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Each share of common stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be, at the Effective Time, by virtue of the Merger and without any action taken on the part of the holder thereof, be automatically converted into the right to receive (i) (A) cash equal to the quotient of Two Million One Hundred Twenty Five Thousand Dollars ($2,125,000) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Outstanding Shares") and (B) a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") equal to the quotient of Five Hundred Thousand (500,000) shares divided by the number of Outstanding Shares, subject in part however, to adjustment as hereinafter provided (the consideration referred to in clauses (i)(A) and (B) of this subsection (b) is referred to as the "Initial Merger Consideration") and (ii) the Earn-out Consideration Per Share, if any, contemplated by clauses (d) and (e) below, subject in part however, to claims for indemnification as hereinafter provided.

                  (c) The Initial Merger Consideration will be adjusted based on the actual earnings before interest and federal and state income taxes of the Company for the year ended September 30, 1996, determined in accordance with generally accepted accounting

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         principles ("GAAP") consistently applied without giving effect to any earnings attributed to distributions or dividends from the Company's subsidiaries and without giving effect to the legal fees and expenses (subject to Article XI hereof) incurred by the Company in connection with the transactions contemplated by this Agreement ("EBIT"). If the EBIT of the Company for the year ended September 30, 1996 is less than or greater than Seven Hundred Fifty Thousand Dollars ($750,000) (the "Forecasted EBIT"), the Initial Merger Consideration will be increased or decreased, as the case may be, equally between the cash portion thereof and the Parent Common Stock portion thereof (it being understood and agreed that for purposes of valuing the Parent Common Stock, each share of Parent Common Stock shall be deemed to have a value of Four Dollars and Twenty Five Cents ($4.25)) so that the Initial Merger Consideration, as adjusted, equals the excess of (i) the product of six (6) times the EBIT of the Company for the year ended September 30, 1996 (the "Initial Merger Consideration Adjustment") over
         (ii) Two Hundred Fifty Thousand Dollars ($250,000). Any such adjustment will be effected in the manner set forth in Sections 2.1(e) and (f) and 2.2(d) below. By way of example, if the EBIT of the Company for such period is Seven Hundred Ninety Two Thousand Five Hundred Dollars ($792,500), the Initial Merger Consideration would be increased by Two Hundred Fifty Five Thousand Dollars ($255,000) in the aggregate (six
         (6) times the difference between the EBIT and the Forecasted EBIT), One Hundred Twenty Seven Thousand Five Hundred Dollars ($127,500) of which would be payable in cash and the remainder payable in thirty thousand (30,000) shares of Parent Common Stock ($127,500 divided by $4.25). If the EBIT of the Company for such period is less than Seven Hundred Fifty Thousand Dollars ($750,000), the Initial Merger Consideration will be decreased accordingly and such adjustment will be effected in the manner set forth in Sections 2.1(f) and (g) and 2.2(d) below.

                  (d) In addition to the Initial Merger Consideration and with respect to the year ended September 30, 1997 (the "First EBIT Earn-out Period") and the year ended September 30, 1998 (the "Second EBIT Earn-out Period" and, together with the First Earn-out Period, the "EBIT Earn-out Periods") each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be, at the Effective Time, by virtue of the Merger and without any action taken on the part of the holder thereof, automatically converted into the right to receive cash and shares of Parent Common Stock in the amounts set forth below (the "EBIT Earn-out Consideration") based on the adjusted earnings before income and taxes ("Adjusted EBIT") (as more fully defined below) of the Surviving Corporation for such EBIT Earn-out Periods.

                           (i) "Adjusted EBIT" for each EBIT Earn-out Period
                  shall mean the earnings before interest (other than interest on borrowings used for working capital purposes) and federal and state income taxes of the Surviving Corporation determined in accordance with GAAP consistently applied, from period to period, except that (A) no effect shall be given to any expenses of the Surviving Corporation relating to Larry Stenger's Employment Agreement referred to in Section 5.6 below or any expenses, including but not limited to, the amortization

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                  of good will, which is the result of purchase accounting
                  adjustments required by GAAP on the books of the Company solely as a result of the Merger under the purchase method of accounting or other applicable method of accounting for a business combination, (B) the Surviving Corporation shall be allocated a portion of Parent's expenses incurred on behalf of the Surviving Corporation determined in the manner illustrated in Schedule I attached hereto, and (C) no effect shall be given to any revenues generated from, and associated expenses incurred in connection with, sales which individually exceed One Hundred Thousand Dollars ($100,000) and that are sales to or referred by Parent or, other than the Surviving Corporation, any subsidiary of Parent or any employee of Parent or, other than the Surviving Corporation, of any subsidiary of Parent. Notwithstanding the foregoing, in the event that the business operations of the Surviving Corporation are materially interrupted as a result of fire, flood, acts of God, or other casualty occurrence beyond the control of the Surviving Corporation, then Adjusted EBIT shall include the proceeds of any business interruption or like insurance policy insuring against such casualty occurrences to the extent such proceeds represent lost profits during the relevant EBIT Earn-out Period.

                           (ii) The EBIT Earn-out Consideration in the aggregate
                  for the First EBIT Earn-out Period shall equal one-half (1/2) of the excess, if any, of the Adjusted EBIT for the year ended September 30, 1997 over the Adjusted EBIT for the year ended September 30, 1996 and the EBIT Earn-out Consideration in the aggregate for the Second EBIT Earn-out Period shall equal one-half (1/2) of the excess, if any, of the Adjusted EBIT for the year ended September 30, 1998 over the greater of (A) the Adjusted EBIT for the year ended September 30, 1997 and (B) the Adjusted EBIT for the year ended September 30, 1996; provided, however, that if the Adjusted EBIT for the year ended September 30, 1997 is less than the Adjusted EBIT for the year ended September 30, 1996, then the aggregate EBIT Earn-Out Consideration for the Second EBIT Earn-Out Period shall be reduced by the excess of the Adjusted EBIT for the year ended September 30, 1996 over the Adjusted EBIT for the year ended September 30, 1997. The EBIT Earn-out Consideration Per Share for each EBIT Earn-out Period, if any, shall equal the quotient of the EBIT Earn-out Consideration for such EBIT Earn-out Period divided by the number of Outstanding Shares. The EBIT Earn-out Consideration Per Share shall be payable by Parent to the Shareholders with respect to each Outstanding Share owned by each such Shareholder in (A) cash in an amount equal to one-half (1/2) of the EBIT Earn-out Consideration Per Share and (B) a number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the quotient of one-half (1/2) of the EBIT Earn-out Consideration Per Share divided by the Fair Market Value Per Share of Parent Common Stock as of the date of payment as determined in the manner set forth on Schedule II attached hereto.

                  (e) In addition to the Initial Merger Consideration and the EBIT Earn-out Consideration, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be, at the Effective Time, by virtue of the Merger and without any action taken on the part of the holder thereof, automatically converted into the right to receive additional cash in the amounts set forth below (the "KDF Earn-out Consideration") based on the Surviving Corporation's purchases of KDF-Wool from KDF Fluid Treatment, Inc. ("KDF"). The KDF Earn-out Consideration in the aggregate shall equal the product of One Dollar and Twenty-Seven Cents ($1.27) multiplied by the number of pounds of KDF-Wool purchased by the Surviving Corporation from KDF during the period beginning at the Effective Time and ending on the earlier of (i) the third (3rd) anniversary of the Effective Time and
         (ii) the date through which the aggregate KDF Earn-out Consideration equals Three Hundred and Thirty Thousand Dollars ($330,000), the maximum amount of KDF Earn-out Consideration that may become payable in the aggregate to holders of Outstanding Shares (the "KDF Earn-out Termination Date"). The KDF Earn-out Consideration Per Share for any period of determination (together with the EBIT Earn-out Consideration Per Share, the "Earn-out Consideration Per Share") shall equal the quotient of the KDF Earn-out Consideration divided by the number of Outstanding Shares. The KDF Earn-out Consideration Per Share shall be payable in cash by Parent to the Shareholders with respect to each Outstanding Share owned by such Shareholder on a quarterly basis beginning on February 15, 1997 with respect to the period beginning at the Effective Time and ending on December 31, 1996 and each May 15, August 15, November 15 and February 15 thereafter until the KDF Earn-out Termination Date. Parent shall deliver to the Shareholders' Representative (as defined below), together with each KDF Earn-out Consideration payment, a statement setting forth the amount of KDF-Wool purchased by the Surviving Corporation from KDF during the relevant period and the corresponding calculation of KDF Earn-out Consideration Per Share (the "KDF Earn-out Statement").

                  (f) Parent shall deliver to Larry Stenger, as representative of all the shareholders of the Company (the "Shareholders' Representative"), (i) on or before the later of December 31, 1996, or the ninetieth (90th) day next following the Effective Time, (A) the Surviving Corporation's financial statements for the year ended September 30, 1996 and (B) a statement setting forth the computation and amount of EBIT of the Surviving Corporation for such period and the related computation and amount of cash and shares of Parent Common Stock payable or forfeitable, as the case may be, comprising the Initial Merger Consideration Adjustment (the "EBIT Adjustment Statement") as reviewed by and concurred with by Parent's independent public accountants, and (ii) within ninety (90) days of the end of each EBIT Earn-out Period, (A) the Surviving Corporation's financial statements covering such EBIT Earn-out Period, and (B) a statement setting forth the computation and amount of Adjusted EBIT for such EBIT Earn-out Period and the related computation and amount of cash and shares of Parent Common Stock, if any, payable as EBIT Earn-out Consideration Per Share (the "EBIT Earn-out Statement") as reviewed by and concurred with by Parent's independent public accountants.

                  (g) The Shareholders' Representative shall have thirty (30) days from the date the EBIT Adjustment Statement, an EBIT Earn-out Statement or a KDF Earn-out Statement, as the case may be, is delivered to it to furnish Parent with a letter requesting access to the books and records of Parent necessary to compute EBIT, Adjusted EBIT or the KDF Earn-out Consideration Per Share, as the case may be, and upon receipt of such request, Parent shall promptly make available such books and records to the Shareholders' Representative. The Shareholders' Representative shall have sixty (60) days after such access is granted to furnish Parent with a letter setting forth those items with which it disagrees and the reasons for each such disagreement. The parties shall promptly seek to reconcile any such disagreement. If they fail to reach an agreement within thirty (30) days of receipt by Parent of such letter, then an independent public accounting firm shall be retained by the parties to settle any remaining disagreement, and the decision of said firm shall be final and binding on all parties to this Agreement. If the Shareholders' Representative and Parent cannot agree on an accounting firm to settle any remaining disagreement within such thirty (30) day period, then the Shareholders' Representative and Parent shall each designate an independent public accounting firm and the two (2) firms so designated shall select a third independent public accounting firm and the decision of said firm shall be final and binding on all parties to this Agreement. The fees of all accounting firms involved shall be paid by the party which fails to prevail with respect to the dispute.

                  (h) In the event that Parent fails to deliver the cash portion of the EBIT Earn- out Consideration or the KDF Earn-out Consideration within sixty (60) days of the due date of any such payment, then the Shareholders, acting through the Shareholders' Representative, may elect, at their option while such payment remains unpaid, to require Parent to deliver a subordinated demand promissory note in the original principal amount of such unpaid payment plus interest at the rate of ten percent (10%) per annum.

                  (i) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as shareholders of the Company, except the right to receive the Initial Merger Consideration and the Earn-out Consideration Per Share set forth in this Article II (collectively, the "Merger Consideration").

         Section 2.2 ISSUANCE OF PARENT COMMON STOCK; CASH IN LIEU OF FRACTIONAL SHARES.

                  (a) The manner in which each share of Company Common Stock shall be converted into the Merger Consideration shall be as set forth in this Section 2.2.

                  (b) Parent shall act as exchange/escrow agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange/Escrow Agent"). In connection therewith, the Exchange/Escrow Agent shall accept the Certificates delivered by such holders and shall pay and deliver (and hold, pending cancellation, forfeiture or delivery, pursuant to Section 2.2(d) below), cash and certificates evidencing shares of

         Parent Common Stock to which the holders of Company Common Stock shall become entitled pursuant to this Article II.

                  (c) As soon as reasonably practicable after the Effective Time, the Exchange/Escrow Agent shall mail to each holder of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange/Escrow Agent and shall be in such form and have such other provisions as Parent may reasonably specify) (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange/Escrow Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for such shares of Company Common Stock formerly represented by such Certificate and Parent shall cause the Surviving Company to cancel the Certificate so surrendered. The name of each Shareholder, the number of shares of Company Common Stock owned by such Shareholder, the amount of cash and number of shares of Parent Common Stock to which each such Shareholder shall become entitled to receive as of the Effective Time, and the amount of Escrow Cash and number of Escrow Shares (as each such term is defined below) issuable to each such holder is set forth on Schedule III attached hereto. The shares of Parent Common Stock into which the shares of Company Common Stock have been converted in the Merger and comprising the Initial Merger Consideration are hereinafter referred to as the "Exchange Shares."

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Two Hundred Twelve Thousand Five Hundred Dollars ($212,500) and Fifty Thousand (50,000) of the Exchange Shares shall be held by the Exchange/Escrow Agent, in trust, for the benefit of all the Shareholders, until the EBIT Adjustment Statement is delivered and the information contained thereon agreed to by Parent and the Shareholders' Representative or finally decided by the independent public accounting firm pursuant to the provisions of Section 2.1(g) (the "Escrow Release Date"). The cash and shares of Parent Common Stock being held by the Exchange/Escrow Agent are referred to as the "Escrow Cash" and "Escrow Shares", respectively. The Escrow Cash shall bear interest at the rate of six percent (6%) per annum from the Effective Date to the date of forfeiture or release, as the case may be. The Escrow Cash and Escrow Shares will be held to satisfy any decrease in the Initial Merger Consideration in the event the Initial Merger Consideration Adjustment is negative in accordance with Section 2.1(c). On the Escrow Release Date, if the Initial Merger Consideration Adjustment is not negative, the Exchange/Escrow Agent will release all the Escrow Cash (including all interest accrued thereon) and Escrow Shares to the Shareholders listed on Schedule III hereto (provided, however, that such Shareholders have delivered to the Exchange/Escrow Agent duly executed Letters of Transmittal together with their Certificates for cancellation in accordance with Section 2.2(c)) and, within five (5) days of the Escrow Release Date, Parent will deliver to such Shareholders the additional cash and shares of Parent Common Stock to be delivered pursuant to Section 2.1(c). If the Initial Merger Consideration Adjustment is negative, the Exchange/Escrow Agent will retain that portion of the Escrow Cash (including all interest accrued thereon) and Escrow Shares necessary to effect the decrease in the Initial Merger Consideration pursuant to Section 2.1(c) and will promptly deliver to the Shareholders the balance of the Escrow Cash (including all interest accrued thereon) and Escrow Shares, if any. Notwithstanding the foregoing, in the event that the Escrow Cash (including all interest accrued thereon) and Escrow Shares are insufficient to cover the decrease in the Initial Merger Consideration, the Shareholders listed on Schedule III hereto shall remain obligated to deliver that number of shares for cancellation and cash required to cover such Shareholders' pro rata portion of such decrease.

                  (e) No fractional shares of Parent Common Stock comprising the Initial Merger Consideration or the EBIT Earn-out Consideration will be issued. In lieu thereof, cash will be delivered in an amount equal to such fraction of a share of Parent Common Stock multiplied by Four and 25/100 Dollars ($4.25).

         Section 2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company.


                                   ARTICLE III
                                   -----------

                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                  ---------------------------------------------
                        THE COMPANY AND THE SHAREHOLDERS
                        --------------------------------

         The Company and the Shareholders, severally, represent and warrant to, and agree with, Parent and Sub as follows (except where the concept otherwise requires, for purposes of this Article III, the "Company" includes its subsidiary, Water Equipment Technologies (Europe) Limited):

         Section 3.1 ORGANIZATION AND STANDING.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Company has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

                  (b) Set forth on Schedule 3.1(b)(i) is a true and correct list of all jurisdictions in which the Company is qualified to do business as a foreign Corporation and on

         Schedule 3.1(b)(ii) each jurisdiction where the Company does business or owns or leases property.

         Section 3.2 CONFLICTS; CONSENTS.

                  (a) Except as set forth on Schedule 3.2(a), the execution, delivery and consummation of this Agreement by the Company (i) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, the Company's Articles of Incorporation or By-laws, or any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which the Company is a party or to which the Company or any of its assets is subject or bound, (ii) will not result in the creation of any lien or other charge upon any assets of the Company, and (iii) will not result in any acceleration or termination of any loan or security interest agreement to which the Company is a party or to which the Company or any of its assets is subject or bound.

                  (b) Except as may be listed on Schedule 3.2(b), no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by the Company for the authorization of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement.

         Section 3.3 CAPITAL STOCK. Schedule 3.3 sets forth the authorized capital stock of the Company and the number of shares of such capital stock issued and outstanding. The record holders thereof are as set forth on Schedule III attached hereto. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of preemptive or any other rights, including any rights under any federal or state securities laws, of any shareholder.

         Section 3.4 INVESTMENTS OF THE COMPANY. Except as set forth on Schedule 3.4, the Company has no direct or indirect equity, debt or other interest in any entity, corporate or otherwise, or any right, warrant or option to acquire any such interest.

         Section 3.5 OUTSTANDING OPTIONS AND WARRANTS. Except as set forth on
Schedule 3.5, there are no subscriptions, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest of the Company, or into any such convertible securities (collectively, "Rights"). The Company has not agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement. On or prior to the Closing, all outstanding Rights will have been exercised or otherwise terminated and after the Closing, the Surviving Corporation will have no further obligations under any agreements with respect thereto.

         Section 3.6 BUSINESS RELATIONS. Other than as set forth on Schedule 3.6(a), the Company is not required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers. The Company has not received any notice of any disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the Company's business and has no reason to believe that any such disruption will occur. Except as set forth on Schedule 3.6(a), there are no sole source suppliers of goods, equipment or services used by the Company (other than public utilities) with respect to which practical alternative sources of supply are unavailable. Other than as set forth on Schedule 3.6(b), no single customer or group of commonly-owned or controlled customers of the Company accounted for greater than five percent (5%) of the Company's gross revenues for either the most recently completed fiscal year or the portion of the current fiscal year ended July 31, 1996.

         Section 3.7 REAL PROPERTY.

                  (a) Schedule 3.7(a) is a true and complete list of (i) all real property leases to which the Company is a party and (ii) all options, deeds of trust, deeds of declaration, mortgages and land contracts pursuant to or in which the Company has any interest (collectively, the "Real Property"). The Company has furnished to Parent or its counsel true and complete copies of each written contract and a written description of each oral contract relating to the list set forth on Schedule 3.7(a). The Company owns no real property.

                  (b) Except as set forth on Schedule 3.7(b), with respect to the Real Property:

                           (i) There is no condemnation proceeding or eminent domain proceeding of any kind pending or, to the best knowledge of the Company, threatened against any of the Real Property;

                           (ii) The Real Property is occupied under valid and
                  current certificates of occupancy or the like, and the transactions contemplated by this Agreement will not require the issuance of any new or amended certificates of occupancy or the like; there are no facts known to the Company which would prevent each location from being occupied after the Closing Date in substantially the same manner as before;

                           (iii) To the best knowledge of the Company, the Real
                  Property does not violate, and all improvements are constructed in compliance with, any applicable federal, state or local statutes, laws, ordinances, regulations, rules, codes, orders or requirements, including, without limitation, any building, zoning, fire or environmental laws or codes (the "Laws and Ordinances");

                           (iv) The Company has obtained all appropriate
                  licenses, permits, building permits and occupancy permits that are required with respect to the Real

                  Property by the Laws and Ordinances and all such licenses and permits are in full force and effect;

                           (v) There are no outstanding variances or special use permits affecting the Real Property or its uses;

                           (vi) No written notice of a violation of any Laws and
                  Ordinances, or of any covenant, condition, easement or restriction affecting the Real Property or relating to its use or occupancy has been given, nor is the Company aware of any facts or circumstances that may result in any such violation;

                           (vii) No portion of the Real Property is located
                  within a special flood plain area as designated by the Federal Emergency Management Agency or other applicable government authority;

                           (viii) The Real Property has and will have as of the
                  Closing Date adequate water supply, storm and sanitary sewage facilities, telephone, electricity, fire protection, means of ingress and egress to and from public highways and, without limitation, other required public utilities. All utility lines and facilities presently serving the Real Property are serviced and maintained by the appropriate public or quasi-public entity. All utilities enter the Real Property through adjoining public streets or, to the best knowledge of the Company, if they pass through adjoining private land, they do so in accordance with valid public easements. The Company has no knowledge of any increase in the applicable rate for any utility service being furnished to the Real Property from the rate in effect with respect to the most recent bill that the Company has received for such service;

                           (ix) The Company has no knowledge of improvements
                  made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against the Real Property, and there are no present assessments;

                           (x) All improvements constituting the Real Property
                  and made by the Company are without structural defects, were constructed in substantial conformity with all plans and specifications, are located entirely within the boundary lines of the Real Property and do not encroach upon any street or land of others;

                           (xi) The Real Property either (a) is freely
                  accessible directly from all public streets on which it abuts, or (b) to the best knowledge of the Company, uses adjoining private land to access the same in accordance with valid public easements. The Company has no knowledge of any condition which would result in the termination of such access.

                  (c) With respect to the leased property comprising the Real Property including all leasehold improvements (collectively, the "Leased Property"), except as set forth on Schedule 3.7(c):

                           (i) All leases are in writing and are duly executed
                  and, to the best knowledge of the Company, where required, witnessed, acknowledged and recorded to make them valid and binding and in full force and effect for their full term, and none have been modified, amended, sublet or assigned;

                           (ii) The rental set forth in each such lease is the
                  actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth on
                  Schedule 3.7(c);

                           (iii) Where the Company is the lessee, the lessee
                  under each such lease has the full right to exercise any renewal option and on due exercise will be entitled to enjoy the use of the leased premises for the full term of such renewal option, and such renewal option does not terminate on assignment of such lease;

                           (iv) There is no default by the Company which affects
                  the Leased Property;

                           (v) Where the Company is the lessee, on performance
                  by the lessee of the terms of each lease (all of which terms have been fully performed by the lessee as of the date of this Agreement and will have been fully performed as of the Closing
                  Date), the lessee has the full right to enjoy the use of the premises demised for the full term of the lease without disturbance by any other party, and there are no written or oral contracts between the Company and any third party relating to any claim by such third party of any right to all or any part of the interest of the Company in any leasehold estate or otherwise relating to the use and occupancy by the Company of such estate;

                           (vi) Where the Company is the lessee, all leasehold
                  improvements are in good operating or working condition and repair, after taking into account ordinary wear and tear, and are adequate for the operation of the business of the Company as presently conducted. All contributions required to have been paid by any lessor of property in respect of any leasehold improvements have been paid.

         Section 3.8 TITLE TO AND CONDITION OF ASSETS. Except as set forth on
Schedule 3.8, the Company owns and possesses all right, title and interest in and to its assets, including, without limitation (i) valid and subsisting leasehold interests in all leasehold estates comprising the Real Property and
(ii) good and merchantable title to all properties and assets other than the Real Property, in each case free and clear of all conveyances, conditions, easements, liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, easements, limitations, servitudes, other title defects or restrictions of any nature other than purchase money security interests. All tangible assets of the Company are in the Company's possession or under its respective control, and all equipment used by the Company is in good operating condition and repair, subject only to routine maintenance, and is fit and adequate for the purposes intended. The Company enjoys peaceful and quiet possession of its assets pursuant to or by all of the deeds, bills of sale, leases, licenses and other agreements under which it is operating its business.

         Section 3.9 FINANCIAL STATEMENTS. Prior to the date of this Agreement, the Company has provided Parent with the consolidated financial statements of the Company and its subsidiaries listed below (collectively, the "Financial Statements"):

                  (a) Balance Sheets at September 30, 1993, 1994 and 1995 as reviewed by the Company's independent certified public accountants;

                  (b) Statement of Operations for the years ended September 30, 1993, 1994 and 1995 as reviewed by the Company's independent certified public accountants; and

                  (c) Unaudited Balance Sheets and Statements of Operations at and for the quarter ended December 31, 1995, and the nine-month period ended June 30, 1996.

         Except as set forth or [sic] Schedule 3.9, the Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods, (ii) present fairly in all material respects, the Company's financial position, results of its operations and changes in its financial position at and for the periods therein specified, (iii) are true and complete,
(iv) are consistent with the books and records of the Company, and (v) with respect to all of the unaudited Financial Statements, include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. The Financial Statements will be deemed to include any accompanying notes and schedules.

         Section 3.10 ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, other than time spent in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, the Company has conducted its business in the ordinary and regular course consistent with past practice. Since such date, there has not been any material adverse change in the business, condition (financial or otherwise), assets, liabilities, results of operations or, to the Company's knowledge, prospects of the Company. To the Company's knowledge, other than the transactions contemplated by this Agreement, there has not occurred any event or governmental regulation or order which could cause such a change, nor, to the Company's knowledge, is the occurrence of any such event, regulation or order threatened. Except as set forth on Schedule 3.10, without limiting the generality of the foregoing, since June 30, 1996, there has not been:

                  (a) Any increase made or promised in the compensation or other remuneration payable or to become payable by the Company to any of its employees, agents or partners;

                  (b) Any mortgage or pledge of, or any other lien, charge or encumbrance of any kind, on any of the assets, tangible or intangible, of the Company.

                  (c) Other than the contemplated distribution by the Company to the Shareholders of all the capital stock of the Company's subsidiary, Ultra/Pure Water, Inc., any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to the Company or of any other claims of the Company;

                  (d) Other than the contemplated distribution by the Company to the Shareholders of all the capital stock of the Company's subsidiary Ultra/Pure Water, Inc., any sale, license, assignment or transfer by the Company of any patents, trademarks, trade names or other similar intangible assets;

                  (e) Any amendments or termination of any material contract, agreement or license to which the Company is a party or to which the Company or any of its assets are subject or bound;

                  (f) Any commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by the Company;

                  (g) Any payment, declaration or setting aside by the Company of dividends or a return of capital or any distribution by the Company of any cash or other assets to any of its shareholders in redemption of or as the purchase price for any of the Company's capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to any of its shareholders;

                  (h) Except for the redemption of the Company's 1995 Ten Percent Convertible Debentures in the aggregate principal amount not exceeding Five Hundred Thousand Dollars ($500,000), any discharge or satisfaction by the Company of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those shown on the June 30, 1996 balance sheet of the Financial Statements that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business consistent with past practice;

                  (i) Any material transaction entered into by the Company other than in the ordinary course of business consistent with past practice;

                  (j) Any institution by the Company of a bonus, stock option, profit-sharing, pension plan or similar arrangement or any changes in any such existing plans;

                  (k) Any incurrence by the Company (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice;

                  (l) Any adverse change in collection loss experience;

                  (m) Any material loss, damage or destruction to any of the Company's properties (whether or not covered by insurance) or any labor trouble;

                  (n) Any payments in cash or otherwise by the Company to its shareholders or any affiliate pursuant to a tax sharing arrangement or any other type of intercompany agreement; or

                  (o) Any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

         Section 3.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the June 30, 1996 balance sheet of the Financial Statements, or on Schedule 3.11, the Company is not obligated for, nor are any of its assets or properties subject to, any material liabilities or adverse claims or obligations, absolute or contingent, except those incurred in the ordinary course of business since June 30, 1996, and the Company is not in default with respect to any terms or conditions of any liability or obligation. There are no facts known to the Company that might reasonably serve as a basis, in whole or in part, for any material liabilities or obligations not disclosed in this Agreement, in the Financial Statements or in the Schedules and Exhibits attached hereto.

         Section 3.12 TAXES.

                  (a) The Company has filed, and will file, on a timely basis, all income, franchise, sales, property, gross receipts, employment and other tax returns and reports of every nature whatsoever required to be filed by it (including any consolidated or combined return required to be filed by it and any affiliated person or entity) on or before the Closing Date accurately reflecting all taxes, including penalties, additions to tax, and interest ("Taxes") owing to the United States or any other government or any government subdivision, state or local, or any other taxing authority ("Tax Returns"), and has paid in full or made adequate provision in the Financial Statements for the payment of all Taxes for which it has or may have liability. All such Tax Returns are true, correct and complete in all respects. The Company has no knowledge of any unassessed Taxes proposed or threatened against the Company as a result of the operation of its business. There are no liens on the Company's assets as a result of any liabilities for Taxes, except for Taxes not yet due and payable. There are, and after the date of this Agreement will be, no deficiencies for Taxes, of any kind assessed against or relating to the Company with respect to any taxable period ending on or before the Closing Date. There are, and after the date of this Agreement will be, no federal income tax deficiencies assessed against the Company pursuant to Treasury Regulations Section 1.1502-6. There are, and after the date of this Agreement will be, no other deficiencies for Taxes, relating to Tax Returns which include the Company for periods ending on or before the Closing Date. As to all tax periods, or portions thereof, which end prior to, or include, the Closing Date for which no Tax Returns are yet due, the liability of the Company for Taxes allocable to periods (or portions thereof) ending on or before the Closing Date does not exceed the amount accrued on the Financial Statements for such Taxes. The liability of the Company for Taxes has not increased since December 31, 1995, except in the ordinary course of business.

                  (b) The Company is not a party to any action or proceeding by any governmental authority for the assessment or collection of Taxes, nor has any such event been asserted or threatened. The Company has not filed any consent of the type described under Section 341(f) of the Code, nor is it subject to any accumulated earnings penalties. The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could oblige it to make any payments that would not be deductible under Section 280G of the Code. The Company was never a member of any unitary group for purposes of any state income or franchise tax laws. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (c) Except as set forth on Schedule 3.12, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local, or foreign Tax Return of the Company for any period. The federal income tax returns which include the Company currently are being audited by the Internal Revenue Service for the fiscal year ended September 30, 1994. All deficiencies for Taxes raised as a result of any past audits have been satisfied and all deficiencies for Taxes with respect to the fiscal year ended September 30, 1994 will be borne by the Shareholders. No federal, state, local or foreign taxing authority has audited any tax return or report filed by the Company for any taxable period beginning after September 30, 1994.

                  (d) The Company has furnished to Parent complete and correct copies of all federal income tax returns of the Company for all taxable years beginning after September 30, 1990. The Company has furnished to Parent complete and correct copies of all state, local and foreign income or franchise tax returns filed by the Company for each of their respective taxable years beginning after December 31, 1990.

                  (e) The Company has furnished to Parent complete and correct copies of all audit reports (or portions thereof) received by the Company from the U.S. Treasury Department which relate to the Company for any taxable period beginning after September 30,1990 and will furnish to Parent complete and correct copies of any such audit reports relating to any such periods received after the date hereof. The Company has furnished to Parent complete and correct copies of all audit reports (or portions thereof) received by the Company from any state, local or foreign taxing authority, which relate to the Company for any taxable period beginning after December 31, 1990 and will furnish to Parent complete and correct copies of any such audit reports relating to any such periods received after the date hereof.

                  (f) Schedule 3.12 sets forth all tax elections made by the Company, all adjustments under Section 481(a) of the Code which will affect the Taxes of Parent for all taxable years which end on or after the Closing Date and all tax rulings or closing agreements to which the Company is a party. Schedule 3.12 sets forth all jurisdictions in which the Company has filed or will file state income or franchise tax returns for each taxable period, or portion thereof, ending on or before the Effective Time.

                  (g) There are no liens for Taxes currently in existence with respect to the Company. There are no tax sharing agreements or similar arrangements in effect that include the Company.

         Section 3.13 INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on Schedule 3.13, the Company is not indebted to any of its shareholders, officers or directors (or to members of their immediate families) in any amount whatever other than for salaries payable or for expenses incurred on behalf of the Company in the ordinary course of business.

         Section 3.14 ARTICLES OF INCORPORATION AND BYLAWS. True, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company, together with all amendments thereto, have been delivered to Parent or its counsel.

         Section 3.15 CORPORATE MINUTES. The Company has furnished or made available to Parent and its counsel the corporate record books of the Company and the same are accurate and complete and reflect all material resolutions adopted and all actions taken, authorized or ratified by the shareholders and directors of the Company. Copies of all corporate minutes of meetings held and of all written actions taken after the date of this Agreement will be furnished to Parent promptly, and in all events, prior to the Closing Date.

         Section 3.16 BROKERAGE AND FINDER'S FEES. None of the Company or any shareholder, officer, director or agent of the Company has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

         Section 3.17 ACCOUNTS RECEIVABLE. The Company has previously delivered to Parent an aging schedule as of a date not more than thirty (30) days prior to the date of this Agreement, which is true, correct and complete, of the accounts receivables, both trade and non-trade, of the Company as of that date. The Company will update the list as of a date not more than five (5) days prior to the Closing Date. The reserves for doubtful receivables and uncollectible accounts that will be reflected on the books of the Company as of the Closing Date will not exceed two and one-half percent (2.5%) of the then aggregate accounts receivable, and will be sufficient to provide for any losses that may arise in connection with the collection of the accounts receivable. Except as set forth on Schedule 3.17 with respect to those accounts receivable that are secured by outstanding letters of credit, the accounts receivable as reflected on the books of the Company as of the Closing Date, net of such reserves, will be fully collectible in the ordinary course of business within ninety (90) days after the Closing Date, without resort to legal proceedings. All of such accounts receivable will represent valid claims that have arisen in the ordinary course of business.

         Section 3.18 EMPLOYMENT MATTERS.

                  (a) Except as set forth on Schedule 3.18, the Company is not a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.

                  (b) Except as set forth on Schedule 3.18, the employment by the Company of any person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

                  (c) Except as set forth on Schedule 3.18, there are no active, pending or, to the best of Company's knowledge, threatened administrative or judicial proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of the Company.

                  (d) The relation of the Company with its employees is generally good and there are no pending or, to the best of Company's knowledge, threatened, labor difficulties.

         Section 3.19 NO DEFAULTS. Except as set forth on Schedule 3.19, the Company is not in default (nor is any such default alleged to exist) under the terms of any written or oral contract (including, without limitation, purchase orders), agreement, lease, license, mortgage, deed of trust, note, guaranty, instrument or understanding (collectively, "Contracts") to which it is a party or to which any of its assets, business or operations is subject, nor, to the best of the Company's knowledge, is any condition or event threatened, which, after notice or the passage of time, or both, would constitute a default under any Contract. To the Company's' knowledge, no such default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of such Contracts.

         Section 3.20 MATERIAL CONTRACTS. (a) Schedule 3.20(a) is a true and correct list of each Contract to which the Company is a party or by which any of its assets, businesses or operations is bound or affected.
         Schedule 3.20(a) includes a description of any consents or approvals required of third parties under the terms of such Contracts for the consummation of the transactions contemplated by this Agreement.
         Schedule 3.20(a)
         excludes any Contract that involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than Fifteen Thousand Dollars ($15,000). A true, correct and complete copy of each written, and a description of each oral, Contract, so listed has been delivered to Parent or its counsel.

                  (b) Schedule 3.20(b) is a true and correct list of each Contract with a customer of the Company that contains provisions (i) providing for payment terms to the Company of forty-five (45) days or greater, (ii) permitting the customer to retain in excess of five percent (5%) of the purchase price for the products or services to be provided thereby as security for warranty claims or for any other purpose, or (iii) providing for liquidated or stipulated damages.

         Section 3.21 PURCHASE ORDERS. Schedule 3.21 is a true and complete list of all purchase orders under which the Company is or will become obligated to pay any particular vendor an aggregate sum in excess of Ten Thousand Dollars ($10,000).

         Section 3.22 INDEBTEDNESS. Schedule 3.22 is a true and complete list of all indebtedness, including, without limitation, trade accounts payable owed or to be owed by the Company and, if such indebtedness is secured, a description of all properties or other assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security.

         Section 3.23 LITIGATION. Schedule 3.23 is a true and complete list of all administrative or judicial proceedings to which the Company is a party or, to the knowledge of the Company, to which it is threatened to be made a party which relate, directly or indirectly, to any of the Company's assets, including, without limitation, proceedings that could affect title to or interests in the assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, pending or threatened against or affecting the Company or any of its assets, including, without limitation, any relating to so-called product liability, which, if adversely determined or resolved, would have an adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company, or any provisions of, or the validity of, or rights under, any leases or other operating agreements, licenses, permits or grants of authority of the Company. The Company has not received notice that it is the subject of any governmental investigation and the Company is not subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Schedule 3.23 indicates which of the matters listed are covered by valid insurance and the extent of such coverage.

         Section 3.24 INSURANCE. Schedule 3.24 is a true and correct list of all the policies of insurance covering the business, properties and assets of the Company presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured), indicating as to each whether it insures on an "occurrence" or a "claims made" basis and whether it provides for any retrospective rate or premium adjustments. The insurance described on

Schedule 3.24 insures the Company in the amounts and against such perils as are generally maintained for comparable businesses. All of the insurance policies set forth on Schedule 3.24 are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and the Company has not received any notice of cancellations with respect to any of the policies. The Company has not been refused any insurance by any insurance carrier to which it has applied for insurance during the last five (5) years. To the best of the Company's knowledge, there are no circumstances existing which would enable any insurer to avoid liability under any of the Company's policies.

         Section 3.25 TRANSACTIONS WITH OFFICERS, ETC.

                  (a) Schedule 3.25(a) is a true and correct list of the ownership of the Company in any entity that has any existing contractual relationship, oral or written, or other business relationship with any shareholders of the Company.

                  (b) Schedule 3.25(b) is a true and correct list of all Contracts (oral or written), including, but not limited to, any loans (other than those set forth on Schedule 3.13 of this Agreement or not required to be set forth thereon) or leases, to which the Company is a party and to which any of the officers, directors or other employees or shareholders of the Company, or members of their immediate families or other Companies, partnerships or other entities in which any of them has a material interest, is also a party. Schedule 3.25(b) includes a list of indebtedness of any such person or entity to the Company.

                  (c) Except as set forth on Schedule 3.25(c) and other than the ownership of not more than one percent (1%) of the outstanding shares of any class of capital stock of a publicly held corporation, none of the Company or any officer, director, employee or shareholder of the Company, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature.

         Section 3.26 EMPLOYEES. Schedule 3.26 is a true and correct list of all employees of the Company (as used in this Agreement, the term "employees" includes employees, salesmen, agents, sales representatives and all other persons associated with the Company), their accrued vacation and sick pay, the nature of their duties and the date and amount of their last increase in compensation. A true, correct and complete copy of each written employment contract and a description of each oral employment agreement with any employee has been delivered to Parent or its counsel.

         Section 3.27 TRADEMARKS, COPYRIGHTS AND SIMILAR MATTERS.

                  (a) The Company has never been charged with infringement or violation of any patent, trademark, service mark, trade name or copyright. To the best knowledge of the Company, the Company is not using nor has it in any way made use of any patentable or unpatentable invention, or any confidential information or trade secret, of any former employer of any present or past employee of the Company. All patents, trademarks, service marks, trade names and copyrights (the "Specified Items"), and all applications or registrations (including those whose use is limited to one or more states of the United States), owned or used by the Company are listed on Schedule 3.27 and, to the extent indicated, have been duly registered in, filed in or issued by the United States Patent Office or the corresponding agency or office of each of such states. Except as indicated on Schedule 3.27, the Company is the sole and exclusive owner of, or has the sole and exclusive right to use, the Specified Items, except for the rights of licensees (whose names and addresses are listed on Schedule 3.27). Except as set forth on Schedule 3.27, the Company does not use any of the Specified Items by consent of any other party and the same are free and clear of any attachments, liens, claims, encumbrances or agreements. Except as listed on Schedule 3.27, there are no claims or demands of any other person, firm or corporation pertaining to any of the Specified Items, and no proceedings have been instituted, are pending or, to the knowledge of the Company, are threatened which challenge the right of the Company with respect to any of the Specified Items. To the best knowledge of the Company, none of the Specified Items infringes on, or, to the knowledge of the Company, is being infringed on by others, and none of the Specified Items is subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of its use.

                  (b) The Company is the sole and exclusive owner of its corporate name and any trade names under which it does business. The Company does not use any such names by consent of any other person or entity, and owns such names free and clear of any attachments, liens, claims, encumbrances or agreements. There are no claims or demands of any other person or entity pertaining to the use of the names and no proceedings have been instituted or, to the knowledge of the Company, are threatened, which challenge the right of the Company in respect of any such names; and the use of such name by the Company does not infringe on or, to the knowledge of the Company, is not being infringed on by others, and is not subject to any outstanding order, decree, judgment, stipulation or agreement restricting the scope of their use.

                  (c) True, correct and complete copies of all patents, trademarks, service marks, trade names and copyrights, and of all related applications or registrations, that are listed on Schedule 3.27 have been delivered to Parent or its counsel.

         Section 3.28 EMPLOYEE BENEFIT PLANS AND OTHER PLANS. Except for the plans or arrangements listed on Schedule 3.28 (hereinafter referred collectively to as the "Plans" and individually as the "Plan"), the Company does not, directly or indirectly, maintain, sponsor or have an obligation or liability with respect to, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), executive compensation or incentive plan, profit sharing plan, bonus or severance arrangement, employment contract, collective bargaining agreement, union contract, deferred compensation agreement, stock purchase or incentive plan or arrangement, or other employee benefit plan or arrangement. For the purposes of this Agreement, "Controlled Group" shall mean the Shareholders, the Company and any trade or business, whether or not incorporated, which is treated together with the Shareholders or Company under
Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code as a single employer. With respect to each Plan identified on Schedule 3.28:

                  (a) All applicable ERISA and Code requirements with respect to such Plan as to the filing of reports, documents and notices with the Secretary of Labor, the Pension Benefit Guaranty Company, and the Secretary of the Treasury, or the furnishing of such documents to Company employees, participants or beneficiaries, have been complied with in all respects by such Plan or its administrators;

                  (b) No member of the Controlled Group, Plan, fiduciary of such Plan or administrator of such Plan, has taken any action, or failed to take any action, which action or failure could subject the Company, or any employee of the Company to any liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with such Plan;

                  (c) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against such Plan, the Company, or against any fiduciary of such Plan;

                  (d) Such Plan, the fiduciaries of such Plan, Controlled Group members and administrators of such Plan have at all times complied with applicable requirements of ERISA, the Code, and any other applicable law governing such Plan, and such Plan has at all times been properly administered in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law;

                  (e) The Plan is not a "multiemployer plan" as described in
         Section 3(37) of ERISA or Section 414(f) of the Code, nor is it subject to Title IV of ERISA;

                  (f) All bonding required by applicable provisions of ERISA with respect to the Plan has been obtained and is in full force and effect;

                  (g) No trust associated with the Plan has earned any "unrelated business taxable income" (as such term is defined in Section 512 of the Code and the regulations thereunder) or "unrelated debt financed income" (as such term is defined in Section 514 of the Code and regulations thereunder);

                  (h) If the Plan is an "employee pension benefit plan" (as defined in ERISA Section 3(2)), the Plan and its associated trust complies with the applicable provisions of the Code (including, but not limited to, Code Sections 401(a), 401(a)(4), 410(b), 401(a)(26) and
         501(a)), has received a favorable determination letter from the Internal Revenue Service stating that the Plan qualifies under Section 401(a) and that the associated trust, if any, qualifies under Section 501(a), has been timely amended (and the amendment has been submitted to the Internal Revenue Service for a favorable determination letter) with respect to changes required by the Code, ERISA, and the regulations thereunder;

                  (i) The Plan has not incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA whether or not waived;

                  (j) The Plan does not (i) provide for non-terminable or non-alterable medical benefits for employees, dependents or retirees or
         (ii) provide any benefits for any person upon or following retirement or termination of employment except as otherwise required by Part 6 of subtitle B of Title I of ERISA or Section 4980B of the Code (herein collectively referred to as "COBRA"), and then only to the extent the person pays the "applicable premium" (as defined in Code Section 4980B(f)(4)) for such coverage;

                  (k) No events or changes have occurred or are expected to occur with respect to the Plan that would cause an increase in the cost of providing the benefits under the Plan;

                  (l) Full payment has been made of all amounts which the Company or other member of the Controlled Group, is required, under applicable law or under the Plan, to have paid as a contribution or a benefit for the plan years of the Plan ended prior to the date hereof. All contributions required to be made by, and all other liability of, the Company with respect to the Plan for the periods covered by the Financial Statements shall have been set forth on the appropriate Financial Statement in accordance with GAAP. Benefits under the Plan are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (m) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting under the Plan, (iii) increase the amount of compensation due any such employee or officer, (iv) except as specifically set forth herein, directly or indirectly cause the Company to transfer or set aside any assets to fund or otherwise provide for the benefits under the Plan for any current or former employee, officer or director, or (v) result in any non-exempt prohibited transaction described in ERISA Section 406 or Code Section 4975.

                  (n) The Company has timely provided or will timely provide all notices and has provided and will continue to provide any continuation of health benefit coverage (including but not limited to medical and dental coverage) required to be provided to any of the Company's, or any other member of the Controlled Group's, employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA, to the extent such notices and continuation of health benefit coverage are required to be provided by reason of the events occurring prior to or on the Closing.

                  (o) The Company has delivered or caused to be delivered to Parent or Parent's counsel true and correct copies of the following with respect to the Plan:

                           (i) A copy of the Plan and amendments thereto to the
                  date hereof;

                           (ii) A copy of each trust agreement and insurance
                  contract pertaining to the investment of the assets, if any, of the Plan or the payment of benefits thereunder, including all amendments to such documents to the date hereof;

                           (iii) The most recent determination letter issued by
                  the IRS with respect to the Plan for which a determination letter has been issued and any pending determination letter request with respect to the Plan;

                           (iv) The three (3) most recent IRS Form 5500 series
                  annual return/reports, including all applicable Schedules and audited financial statements, filed with respect to the Plan; and

                           (v) A copy of the latest summary plan description
                  (within the meaning of Section 102(a)(1) of ERISA) for the Plan and each summary of material modifications (within the meaning of Section 102(a)(2) of ERISA) thereto, each of which has been provided to employees and filed with the Department of Labor.

         Section 3.29 ENVIRONMENTAL MATTERS.

                  (a)      Definitions.  For purposes of this Section:

                           (i) "Contaminant" means any substance or waste
                  containing hazardous substances, pollutants or contaminants as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section U.S.C. 9601 ET SEQ., and any other substance similarly defined or identified in any other federal, state or local laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes asbestos-containing material and petroleum or petroleum-based products.

                           (ii) "Requirements of Law" means any federal, state
                  or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, public health or safety.

                       (iii) "Release" has the same meaning as in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section U.S.C. 9601 ET SEQ.

                  (b)      Except as set forth on Schedule 3.29(b):

                         (i) the Company has not caused or allowed any Contaminant to be used, manufactured, stored, placed, processed or released on or off-site of any of the Real Property listed on Schedule 3.7(a);

                        (ii) the Real Property is in material compliance with
                  all applicable Requirements of Law;

                       (iii) neither the Company, nor the Real Property, nor any
                  real property owned or leased by the Company in the past or in which the Company has had any interest in the past, are the subject of any notice, order or agreement regarding any remedial action or the Release, threatened Release or presence of a Contaminant; and

                        (iv) to the best knowledge of the Company, neither the
                  Company, nor the Real Property are subject to any contingent liability in connection with the Release, threatened Release, or presence of any Contaminants on or off-site of the Real Property.

                  (c)      Except as set forth on Schedule 3.29(c):

                         (i) the Company has obtained all environmental, health and safety permits necessary, and made all notifications necessary, for the current use of its assets;

                        (ii) all such permits and notifications are in good standing and the Company has made timely application for renewal of such permits where necessary;

                       (iii) the Company is in material compliance with all terms and conditions of such permits and notifications; and

                        (iv) the Company's assets are in material compliance
                  with all applicable Requirements of Law and, to the best knowledge of the Company, are subject to no contingent liability in connection with the Release, threatened Release or presence of any Contaminants on or off-site of such assets.

                  (d) Except as set forth on Schedule 3.29(d), there is not now on or in the Company's assets, including but not limited to, the Real
         Property:

                         (i) any treatment, storage, recycling, disposal or
                  arrangement therefor, of any hazardous waste as that term is defined under 40 CFR Part 261 or any state equivalent;

                        (ii) any underground storage tanks, in use or abandoned;

                       (iii) any asbestos-containing material;

                        (iv) any polychlorinated biphenyls (PCBs) in any
                  hydraulic oils, transformers, capacitors or other electrical equipment.

         Section 3.30 BANK ACCOUNTS. Schedule 3.30 is a true and correct list of the name of each bank, savings and loan, or other financial institution in which the Company has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

         Section 3.31 COMPLIANCE WITH LAWS. The Company has complied with all laws, regulations, rules and orders of any governmental department or agency or any other commission, board, agency or instrumentality, federal, state or local, or other requirements of law affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local law, regulation, rule or order except, in each case, where such default would not have a material adverse effect on the business or financial condition of the Company.

         Section 3.32 POWERS OF ATTORNEY. The Company has not given any power of attorney (irrevocable or otherwise) that is presently in effect to any person or entity for any purpose.

         Section 3.33 LICENSES AND RIGHTS. The Company possesses all franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities and from all other persons or entities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating. Such franchises, licenses, permits and other authorizations are listed on Schedule 3.33.

         Section 3.34 SCHEDULE OF GOVERNMENT REPORTS. Schedule 3.34 is a true and correct list, and the Company has furnished to Parent or its counsel complete copies of all reports, if any, filed since December 31, 1992, by the Company with the Department of Labor, Equal Employment Opportunity Commission, Federal Trade Commission, Department of Justice, Occupational Safety and Health Administration, Internal Revenue Service (other than tax returns and standard forms relating to compensation or remuneration of employees), Environmental Protection Agency, Securities and Exchange Commission or Pension Benefit Guarantee Company, or any similar state agency.

         Section 3.35 PRODUCTS.

                  (a) The products sold by the Company conform to and meet or exceed the standards required by all applicable laws, ordinances and regulations now in effect and, to the Company's knowledge, there is no pending legislation, ordinance or regulation which if adopted or enacted would have a material adverse effect on such products or the Company's business.

                  (b) Schedule 3.35 contains a written statement accurately describing the Company's warranties and customer service policies and any recurring warranty problems. The Company has no outstanding contracts or proposals that depart from the warranty and customer service policy and practice described in such Schedule. Except as may be listed on Schedule 3.35, no claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of the Company's products are presently pending or, to the knowledge of the Company, threatened other than product warranty claims in the aggregate not in excess of Twenty-Five Thousand Dollars ($25,000). All liabilities of the Company relating to any such claims, contingent or otherwise, have been set forth on the appropriate Financial Statements in accordance with GAAP.

         Section 3.36 CASUALTY OCCURRENCES. Schedule 3.36 is a true and correct list of occurrences during the last five (5) years of damages to persons or property involving any defects or alleged defects in any of the Company's products or their respective designs. All such occurrences are fully and adequately covered by paid-for insurance.

         Section 3.37 INVENTORY. Except as set forth on Schedule 3.37, the inventories of the Company consist only of items of a quality and quantity usable and saleable in the ordinary course of business, consistent with past practice, within the Company's and the subsidiaries' normal inventory "turn" experience and do not include any item of inventory which has previously been written off by the Company. Items of below-standard quality and items not previously readily saleable in the ordinary course of business have been written down in value in accordance with generally accepted accounting principles to estimated net realizable market values. The value at which the inventories are carried on the Company's books reflects the average cost (on a LIFO basis) and is based on quantities determined by physical count.

         Section 3.38 CAPITAL EXPENDITURE PLANS. Schedule 3.38 sets forth a description of each capital expenditure program of the Company involving the expenditure of at least Ten Thousand Dollars ($10,000) as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditures and (ii) the actual amounts expended, if any.

         Section 3.39 NO INTENTIONS TO DISPOSE. No Shareholder has any present plan, intention, or arrangement to dispose of any of the Parent Common Stock received in the Merger if such disposition would reduce the fair value of the Parent Common Stock (with such fair value measured as of the Effective Time) retained by the Shareholder to an amount less than fifty percent (50%) of the fair value of the Company Common Stock held by the Shareholder immediately before the Merger.

         Section 3.40 ULTRA/PURE SPIN-OFF. The fair market value of all the outstanding capital stock of Ultra/Pure Water, Inc. to be distributed to the Shareholders, at the time of such distribution, did not or will not exceed ten percent (10%) of the fair market value of the Company's net assets nor more than thirty percent (30%) of the fair market value of the Company's gross assets held immediately prior to such distribution.

         Section 3.41 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by the Company in this Agreement or the Schedules hereto or in any disclosures made to the Shareholders or other security holders of the Company in connection with their consideration of the approval of this Agreement and the transactions contemplated hereby contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.


                                   ARTICLE IV
                                   ----------

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
                ------------------------------------------------

         Parent and Sub, jointly and severally, warrant and represent to, and agree with, the Company and the Shareholders as follows:

         Section 4.1 ORGANIZATION AND STANDING. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has full power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it, and is duly qualified to do business and is in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary. Other than actions taken in connection with its organization and the transactions contemplated by this Agreement, Sub has conducted no businesses since its organization.

         Section 4.2 CONFLICTS; CONSENTS.

                  (a) The execution, delivery and consummation of this Agreement by Parent and Sub (i) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, either of their respective Certificates of Incorporation or By-laws, or any term of provision of any indenture, mortgage, deed of trust, lease instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which either of Parent or Sub is a party or to which either Parent or Sub or any of their respective assets is subject or bound, (ii) will not result in the creation of any lien or other charge upon any assets of either of Parent or Sub, and (iii) will not result in any acceleration or termination of any loan or security interest agreement to which either of Parent or Sub is a party or to which either of Parent or Sub or any of their respective assets is subject or bound.

                  (b) Except as may be listed on Schedule 4.2, no approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by Parent or Sub for the authorization of this Agreement or the consummation by Parent or Sub of the transactions contemplated by this Agreement.

         Section 4.3 CERTIFICATE OF INCORPORATION AND BY-LAWS. True, accurate and complete copies of the Certificate of Incorporation and the By-laws of Parent and Sub, together with all amendments thereto, have been delivered to the Company or its counsel.

         Section 4.4       PARENT DISCLOSURE MEMORANDUM.

         (a) Prior to the date of this Agreement, Parent provided the Company and the Shareholders with a Disclosure Memorandum dated September 20, 1996 as may be amended, (the "Disclosure Memorandum") which contained, among other things the following financial statements of Parent and its subsidiaries (the "Parent Financial Statements"): the consolidated audited balance sheet and statement of income at and for the shortened fiscal year ended September 30, 1995 and unaudited balance sheet and statement of income at and for the nine (9) month period ended June 30, 1996. The Parent Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods, (ii) present fairly, in all material respects, Parent's consolidated financial position, results of operations and changes in its financial position at and for the periods therein specified, (iii) are true and compete, (iv) are consistent with the books and records of Parent, and (v) with respect to all of the unaudited Parent Financial Statements include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. The Parent Financial Statements will be deemed to include any accompanying notes and schedules.

         (b) The Disclosure Memorandum has been prepared by the management of Parent in a good faith effort to describe Parent and its existing subsidiaries' present and proposed businesses, products, and the markets therefore. To the best knowledge of Parent, the assumptions used in the preparation of the Disclosure Memorandum are realistic and reasonable; however, no warranty or representation is given as to the opinions, forecasts or other non-factual or future matters contained in the Disclosure Memorandum. The Disclosure Memorandum does not contain any material misstatement of fact, or omit to state a material fact, necessary to make the statements of fact contained therein not misleading.

         Section 4.5 PARENT AUTHORIZED CAPITALIZATION. The authorized capital stock of Parent consists of, and at the Closing will consist of 9,537,000 shares of common stock, $.001 par value per share (the "Common Shares") and 5,463,000 shares of preferred stock of which 440,000 have been designated as Series A (the "Series A Shares") 1,836,000 have been designated as Series B (the "Series B Shares"), 1,647,000 have been designated as Series C (the "Series C Shares"), and

1,540,000 have been designated as Blank Check Preferred Shares (the "Blank Check Preferred Shares" and, together with the Series A Shares, the Series B Shares and the Series C Shares, the "Preferred Shares"). Of such Common Shares 1,500,000 shares immediately prior to the Closing, will be issued and outstanding, 750,000 shares will be reserved for exercise of stock options and 3,923,000 shares will be reserved for conversion of Preferred Shares; of such Series A Shares, 400,000 shares immediately prior to the Closing, will be issued and outstanding; of such Series B Shares, 1,700,000 shares immediately prior to Closing will be issued and outstanding; of such Series C Shares, 1,150,000 shares immediately prior to the Closing will be issued and outstanding and no Blank Check Preferred Shares are issued and outstanding. The outstanding Common Shares and Preferred Shares are duly and validly issued, fully paid and nonassessable. Except for the Convertible Subordinated Note of Parent dated January 31, 1996 in favor of Mass Transfer Systems, Inc. in the principal amount of $2,000,000, the Subordinated Notes of Parent dated January 31, 1996 each in favor of Mass Transfer Systems, Inc. in the aggregate principal amount of $2,100,000 and the Convertible Subordinated Note of Parent dated April 26, 1996 in favor of Lawrence A. Schmid in the principal amount of $400,000, the Preferred Shares and the outstanding options listed on Schedule 4.5, there is no subscription right, option, warrant, convertible security or other right (contingent or otherwise) presently outstanding, for the purchase, acquisition or sale of any Common Shares, Preferred Shares or any securities convertible into or exchangeable for Common Shares, Preferred Shares or other securities of Parent. The Exchange Shares, when issued, will be fully paid, validly issued and non-assessable.

         Section 4.6 ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, Parent has actively conducted its business in the ordinary and regular course consistent with past practice. Except as set forth on Schedule 4.6, without limiting the generality of the foregoing, since such date, there has been no material adverse change in the business, financial condition, assets, liabilities, results of operations or, to Parent's knowledge, prospects of Parent.

         Section 4.7 SUBSIDIARIES AND INVESTMENTS. The Sub has no subsidiaries, nor any other investments in any person. Other than those subsidiaries listed on
Schedule 4.7, Parent has no subsidiaries, nor any other investments in any person.

         Section 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) as set forth on the Parent Financial Statements, (ii) those incurred in the ordinary course of business since June 30, 1996, and (iii) as set forth on Schedule 4.8, Parent and its subsidiaries are not obligated for, nor are any of their respective assets or properties subject to, any material liabilities or adverse claims or obligations, absolute or contingent. Parent and its subsidiaries are not in default with respect to any terms or conditions of any material liability or obligation. There are no facts known to Parent that might reasonably serve as a basis, in whole or in part, for any material liabilities or obligations not disclosed in this Agreement, in the Parent Financial Statements or in the Schedules.

         Section 4.9 BROKERAGE AND FINDER'S FEES. Other than fees payable by Parent to the Environmental Business Journal, none of Parent, Sub or any shareholder, officer, director or agent of Parent or Sub has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

         Section 4.10 TAXES. Parent has filed all material federal and state income tax returns required to be filed by it with respect to tax years ending on or before the Closing Date, and has paid in full or made adequate provision for the payment of all such taxes (including penalties and interest) shown to be due on such tax returns.

         Section 4.11 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties made by Parent or Sub in this Agreement or the Schedules hereto contain or will contain any untrue statement of a material fact, or omit or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.


                                    ARTICLE V
                                    ---------

              CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB
              -----------------------------------------------------

         The obligations of Parent and Sub to close under this Agreement are, at each of their options, subject to the satisfaction of the following conditions at or prior to the Closing Date.

         Section 5.1 REPRESENTATIONS TRUE. The representations and warranties of the Company and the Shareholders contained in this Agreement are true, complete and accurate in all material respects on and as of the Effective Time to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         Section 5.2 ALL CONSENTS OBTAINED. All necessary approvals or consents required to be obtained by the Company, Parent or Sub have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated under this Agreement including, without limitation, such consents as may be listed or required to be listed on Schedules 3.2 and 4.2.

         Section 5.3 PERFORMANCE AND OBLIGATIONS. The Company and the Shareholders have duly performed all obligations, covenants and agreements undertaken by them in this Agreement and have complied with all terms and conditions applicable to them under this Agreement to be performed and complied with on or before the Closing Date.

         Section 5.4 RECEIPT OF DOCUMENTS BY PARENT. Parent has received:

                  (a) a certificate executed by the President and Secretary or Treasurer of the Company certifying as to the fulfillment of the matters contained in Sections 5.1, 5.2, 5.3 and 5.5;

                  (b) a true and correct copy of the Company's Articles of Incorporation, certified by the Secretary of State of Florida, as of a date not more than seven (7) days prior to the Closing Date, and a true and correct copy of the Company's Bylaws certified by the Secretary of the Company as of the Closing Date;

                  (c) a written opinion from counsel for the Company (who must be satisfactory to Parent and its counsel), dated as of the Closing Date, addressed to Parent, satisfactory to Parent and its counsel in form and substance; and

                  (d) certified copies of resolutions duly adopted by the Board of Directors and Shareholders of the Company approving this Agreement and the transactions contemplated under it.

         Section 5.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to restrain or prohibit or to obtain material damages or relief in connection with this Agreement or the consummation of this Agreement, or which is likely to materially and adversely affect the value of the business or assets of the Company.

         Section 5.6 EMPLOYMENT AGREEMENTS. Larry Stenger, Jorg Menningmann and John Stenger have entered into Employment Agreements substantially in the forms of EXHIBITS "A-1", "A-2" and "A-3" to this Agreement (the "Employment Agreements").

         Section 5.7 SHAREHOLDER APPROVAL. This Agreement has been adopted and approved by all the Shareholders in accordance with the FBCA and the Company has delivered or made available to all the Shareholders the disclosure information referred to in Section 1.5.

         Section 5.8 TERMINATION OR EXERCISE OF STOCK OPTIONS. All Rights, including those stock options set forth on Schedule 3.5, have been either terminated or exercised. To the extent that any Rights have been exercised into shares of Company Common Stock, each holder thereof shall be deemed to be a "Shareholder" for purposes of this Agreement and shall have executed an addendum to this Agreement acknowledging such holder's agreement to be bound by the provisions of this Agreement as a Shareholder to the same extent as if such holder was an original signatory to this Agreement.

         Section 5.9 RESIGNATION. All directors and officers of the Company, other than those continuing in such positions as set forth in Section 1.4, have tendered resignations to become effective at the Effective Time.

         Section 5.10 INVESTMENT LETTER. Parent shall have received from each shareholder of the Company at the Effective Time an agreement and acknowledgment substantially in the form of EXHIBIT "B" to this Agreement.

         Section 5.11 LEASES FOR WEST PALM BEACH AND CLEARWATER SITES. Larry and Theresa Stenger and Florida Real Estate Development, respectively, have entered into leases substantially in the forms of EXHIBIT "C-1" and "C-2" to this Agreement (the "West Palm Beach Lease" and "Clearwater Lease", respectively).

         Section 5.12 STOCK RESTRICTION AGREEMENT. Each shareholder of the Company at the Effective Time will have entered into the Stock Restriction Agreement substantially in the form of EXHIBIT "D" to this Agreement.

         Section 5.13 MINIMUM NET WORKING CAPITAL. The Net Working Capital of the Company shall be at least One Million Five Hundred Thousand Dollars ($1,500,000). Net Working Capital shall mean the excess, if any, of current assets over current liabilities as determined in accordance with GAAP.

         Section 5.14 DELIVERY OF BOOKS AND RECORDS. The Company has delivered or made available to Parent all books and records of the Company relating to or reasonably required for the operation of the business of the Company, including, without limitation, copies of all Contracts, financial and accounting records, files and records relating to employees, and all related correspondence.

         Section 5.15 ABSENCE OF CHANGES. There has been no material adverse change in the business (financial or otherwise), assets, liabilities, results of operations or prospects of the Company since the date of this Agreement.

         Section 5.16 PARENT'S REVIEW. Parent has conducted a review of the business, assets, books and records of the Company and has found the results of such review to be satisfactory to Parent, in its sole discretion.

         Section 5.17 COMPANY DEBENTURES. All the Company's outstanding 1995 Series Three Year Ten Percent Convertible Debentures shall have been redeemed by the Company or converted by the holders thereof into shares of Company Common Stock in each case in accordance with the terms thereof and the Company shall have no remaining obligations or liabilities whatsoever thereunder or in connection therewith.

         Section 5.18 COMPANY CREDIT FACILITY. The Company's credit facility with SunTrust Bank, South Florida National Association (the "Company Credit Facility") shall have been terminated, all indebtedness owing by the Company thereunder repaid in full and all liens on any of the Company's assets securing such indebtedness released or terminated.

                                   ARTICLE VI
                                   ----------

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
           ----------------------------------------------------------
                                  SHAREHOLDERS
                                  ------------

         The obligations of the Company and the Shareholders to close under this Agreement are, at the option of the Company or the Shareholders (acting through the Shareholders holding at least a majority in interest of the shares of Company Common Stock), subject to the satisfaction of the following conditions at or prior to the Closing Date.

         Section 6.1 REPRESENTATIONS TRUE. The representations and warranties of Parent and Sub contained in this Agreement are true, complete and accurate in all material respects on and as of the Effective Time to the same extent and with the same force and effect as if made on such date, except as affected by the transactions contemplated under this Agreement.

         Section 6.2 ALL CONSENTS OBTAINED. All necessary approvals or consents required to be obtained by the Company, Parent or Sub have been obtained from all local, state and federal departments and agencies, from all other commissions, boards, agencies and from any other person or entity whose approval or consent is necessary to consummate the transactions contemplated by this Agreement including, without limitation, such consents as may be listed or required to be listed on Schedules 2.2 and 4.2.

         Section 6.3 PERFORMANCE OF OBLIGATIONS. Parent and Sub have duly performed all obligations, covenants and agreements undertaken by such party in this Agreement and have complied with all the terms and conditions applicable to such party under this Agreement to be performed or complied with on or before the Closing Date.

         Section 6.4 RECEIPT OF DOCUMENTS BY THE COMPANY. The Company has received:

                  (a) certificates executed by the President and Secretary or Treasurer of each of Parent and Sub certifying as to the fulfillment of the matters contained in Sections 6.1, 6.2 and 6.3 of this Article;

                  (b) a written opinion from counsel for Parent, dated as of the Closing Date, addressed to the Company, satisfactory to the Company and its counsel in form and substance; and

                  (c) certified copies of resolutions duly adopted by the Board of Directors of Parent and Sub approving this Agreement and the transactions contemplated under it.

         Section 6.5 NO LITIGATION. No suit, action, or other proceeding is threatened or pending before any court or governmental agency in which it will be or it is sought to obtain material damages from the Company in connection with this Agreement or the consummation of this Agreement.

         Section 6.6 EMPLOYMENT AGREEMENTS. The Surviving Corporation and Parent have entered into the Employment Agreements.

         Section 6.7 LEASES FOR WEST PALM AND CLEARWATER SITES. The Surviving Corporation has entered into the West Palm Beach Lease and the Clearwater Lease and Parent has entered into the guaranties of such leases included on Exhibits "C-1" and "C-2".


                                   ARTICLE VII
                                   -----------

                            TERMINATION OF AGREEMENT
                            ------------------------

         This Agreement and the transactions contemplated under it may be terminated and abandoned at any time prior to the Closing Date (unless otherwise specified below):

                  (a) by mutual consent in writing of Parent, Sub and the Company;

                  (b) by Parent or the Company if, in the case of Parent, there has been a material misrepresentation or breach of warranty in the representation and warranties of the Company and the Shareholders made under this Agreement or, in the case of the Company, if there has been a material misrepresentation or breach of warranty in the representations and warranties of Parent and Sub made under this Agreement;

                  (c) by Parent if all or a material portion of the Company's assets have been materially damaged or destroyed before the Closing;

                  (d) by Parent if any of the Real Property has been taken, in whole or in part, by eminent domain or by conveyance in lieu of eminent domain;

                  (e) by the Company if all or a material portion of Parent's assets have been materially damaged or destroyed before the Closing; or

                  (f) by Parent, if any of the conditions contained in Article V, or by the Company, if any of the conditions contained in Article VI, respectively, have not been fulfilled in all respects in each case at or prior to the Closing Date.

Any termination pursuant to this Article VII will not affect the obligations of the parties under Article XI and Section 15.10, and will be without prejudice to the terminating party's legal rights and remedies by reason of any breach of this Agreement occurring prior to such termination.

                                  ARTICLE VIII
                                  ------------

                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                    AND WARRANTIES: INDEMNIFICATION: DISPUTES
                    -----------------------------------------

         Section 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the Closing of the transactions contemplated under this Agreement, or any investigation made by or on behalf of any party to this Agreement, the representations and warranties of the Company and the Shareholders, on the one hand, and Parent and the Sub, on the other hand, contained in this Agreement or in any certificate, Schedule, chart, list, letter, compilation or other document furnished or to be furnished pursuant to this Agreement, will survive the Closing for a period of two (2) years, except (a) that the representations and warranties of the Company and the Shareholders contained in Sections 3.12, 3.28 and 3.29 with respect to tax matters, employee benefit matters and environmental matters will survive for so long as any applicable statute of limitations has not expired, been suspended or been waived or extended, and for thirty (30) days after and (b) the representations and warranties of the Company and the Shareholders contained in Sections 3.3 and 3.5 will survive the Closing indefinitely. However, as to any breach of, or misstatement in, any such representation or warranty as to which Parent has given notice to the Shareholders on or prior to the expiration of the applicable period, as above set forth, the same will continue to survive beyond said period, but only as to the matters contained in such notice.

         Section 8.2 SHAREHOLDERS' INDEMNIFICATION. Each Shareholder, severally in pro rata proportion to the number of Outstanding Shares held by such Shareholder immediately prior to the Effective Time, will indemnify and save harmless Parent and Sub and their respective subsidiaries, shareholders, directors, officers, employees and agents from any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable legal fees and expenses) (collectively, in each case, an "Indemnification Claim") resulting from or attributable to (a) the breach of any covenant or agreement of the Company or any of the Shareholders hereunder, (b) the breach of, or misstatement in, any one or more of the representations or warranties of the Shareholders and the Company made in or pursuant to this Agreement, (c) any claims, demands, suits, investigations, proceedings or actions by any third party containing or relating to allegations that, if true, would constitute a breach of, or misstatement in, any one or more of the representations or warranties of the Company and the Shareholders made in or pursuant to this Agreement, (d) the Company's treatment, transport, recycling, storage or disposal, or any arrangement for any of same, done or made prior to the Effective Time, of any Contaminant generated and transported off-site from any facility owned or operated by the Company or any of its predecessors or the noncompliance by the Company with any Requirement of Law, (e) any defect in any product manufactured, shipped or installed by the Company prior to the Effective Time (provided that such damages or defect were not caused by Parent or the Surviving Corporation's service on or modifications to such products), or (f) liquidated damages arising pursuant to the Company's contract with Cooper City Membrane Softening Water Treatment Plant or the Seminole Water Control District Contract. Notwithstanding anything to the contrary in the preceding sentence, the Shareholders shall be obligated to indemnify Parent and Sub pursuant to clause (e) of this Section 8.2 only to the extent of Parent and Sub's damages in excess of the proceeds of any insurance policies concerning the losses or damages arising from such defective product (i.e., any applicable deductible or damages in excess of the coverage limits of such policy). Parent will be entitled to set off against any Earn-out Consideration the amount of such costs, expenses, losses, damages and liabilities and, to the extent not in a liquidated amount, then in an amount reasonably and in good faith estimated by Parent.

         Section 8.3 DEFENSE OF CLAIM. If Parent or Sub has received actual notice of any claim asserted or any action or administrative or other proceeding commenced in respect of which claim, action or proceeding indemnity properly may be sought against the Shareholders pursuant to this Agreement, Parent will give notice in writing to the Shareholders. Within fifteen (15) days after the earlier of (i) receipt of such notice or (ii) receipt of actual notice by the Shareholders from sources other than Parent, the Shareholders acting through the Shareholders' Representative may give Parent written notice of their election to conduct the defense of such claim, action or proceeding at its own expense. If the Shareholders have given Parent such notice of election to conduct the defense, the Shareholders may conduct the defense at their expense, but Parent will nevertheless have the right to participate in the defense, but such participation will be solely at the expense of Parent, without a right of further reimbursement. If the Shareholders have not so notified Parent in writing (within the time above provided) of their election to conduct the defense of such claim, action or proceeding, Parent may (but need not) conduct (at the Shareholders' expense) the defense of such claim, action or proceeding. Parent may at any time notify the Shareholders of Parent's intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the Shareholders have not previously elected to conduct) and may make such settlement, compromise or satisfaction (at the Shareholders' expense) unless the Shareholders notify Parent in writing (within seven (7) days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such claim, action or proceeding and promptly take appropriate action to implement such defense. Any settlement, compromise or satisfaction made by Parent, or any such final judgment or decree entered in, any claim, action or proceeding defended only by Parent, regardless of the amount or terms, will be deemed to have been consented to by, and will be binding on, the Shareholders as fully as though they alone had assumed the defense and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, satisfaction, judgment or decree. If the Shareholders have elected under this Section 8.3 to conduct the defense of any claim, action or proceeding, then the Shareholders will be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding. If the Shareholders elect to settle, compromise or satisfy any claim, action or proceeding defended by them, the cost of any such settlement, compromise or satisfaction will be borne entirely by the Shareholders and may be made only with the consent of Parent. Parent and the Shareholders will use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 8.3.

         Section 8.4 DEFENSE OF TAX CLAIM. Notwithstanding anything to the contrary herein, if (i) a claim is made or a deficiency alleged by the Internal Revenue Service or any other taxing authority, which, if successful, would result in a cost, expense, loss, damage or liability in respect of which indemnity properly may be sought against Shareholders pursuant to this Agreement, and (ii)(X) such claim or alleged deficiency, if successful, could adversely impact Parent's or the Surviving Corporation's liability for Taxes attributable to periods beginning after, or including, the Closing Date, and (Y) Shareholders do not furnish Parent with evidence of their ability to pay any such claim or deficiency, if successful, then the following exclusively shall apply.

                  (a) Parent shall, after Parent receives actual notice of same, promptly notify the Shareholders in writing of such claim or alleged deficiency and shall not make payment of the Taxes claimed for at least thirty (30) days after the giving of such notice.

                  (b) Parent shall give to Shareholders any relevant information relating to such claim or alleged deficiency which may be particularly within the knowledge of Parent;

                  (c) If the Shareholders desire that Parent contest such claim or alleged deficiency, within thirty (30) days after receipt of notice by the Shareholders from Parent of such claim or alleged deficiency, the Shareholders shall:

                           (i) request in writing that such claim or alleged deficiency be contested;

                           (ii) if so requested by Parent, furnish Parent with
                  an opinion of independent tax counsel selected by the Shareholders and approved by Parent, at the Shareholders' expense, to the effect that a meritorious defense exists with respect to such claim or alleged deficiency; and

                           (iii) indemnify Parent in a manner satisfactory to
                  Parent and pay to Parent on demand all liabilities and expenses (including, without limitation, fees and disbursements of attorneys and accountants and any interest, penalties or other additions to tax) which may be entailed in such defense, along with such security for such indemnification as Parent reasonably may request;

                  (d) On the Shareholders' furnishing Parent with such items as are set forth above, Parent shall take such legal or other action deemed reasonable by it in contesting such claim or alleged deficiency, provided that:

                           (i) Parent, at its sole option, may forego any and
                  all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other appropriate taxing authority in respect of such claim or alleged deficiency; and

                           (ii) Parent, at its sole option, may either pay the
                  Taxes claimed (in which event the Shareholders shall promptly pay, on written request from Parent, the amount of any such deficiency to Parent) and sue for a refund in the appropriate United States District Court and/or the United States Court of Claims and/or other appropriate court or forums, and/or may agree to a reasonable settlement of such claims or deficiencies

                  (e) If the Shareholders have paid additional amounts to Parent pursuant to subsection (c) of this Section 8.4 with respect to a tax claim, action or proceeding in respect of which indemnity properly may be sought against the Shareholders pursuant to this Agreement, and such claim for Taxes shall be ultimately recovered in whole or in part by Parent, by reason of an agreement with the Internal Revenue Service, the United States or other appropriate taxing authority, or any court decision (including a decision of the Tax Court of the United States or other comparable court or forum) which is not appealed, then Parent shall pay the Shareholders the additional amounts previously paid by the Shareholders to Parent (pursuant to said Section 8.4(c)) with respect to the tax claimed which were ultimately recovered plus any interest thereon received by Parent, within fourteen (14) days after receipt thereof by Parent.

         Section 8.5 PARENT AND SUB'S INDEMNIFICATION. Parent and Sub, jointly and severally, covenant and agree to indemnify and save harmless the Shareholders from any and all costs, expenses, losses, damages and liabilities incurred or suffered by the Shareholders (including reasonable legal fees and costs) resulting from or attributable to the breach of, or misstatement in, any one or more of the covenants, representations or warranties of Parent and Sub made in or pursuant to this Agreement to the same extent as provided in Clauses
(a), (b) and (c) of Section 8.2, and in the same manner as provided in Section 8.3, of this Article VIII.

         Section 8.6 LIMITATIONS ON INDEMNIFICATION. Any of the foregoing notwithstanding, in no event will the aggregate liability of each Shareholder on the one hand, or Parent and Sub, on the other hand, exceed the aggregate amount of each Shareholder's pro rata portion of the Initial Merger Consideration and any Earn-out Consideration delivered pursuant to the Merger.


                                   ARTICLE IX
                                   ----------

                          CONDUCT PRIOR TO CLOSING DATE
                          -----------------------------

         Section 9.1 CONTINUATION OF BUSINESS. Except as otherwise contemplated by this Agreement, until the Closing Date, the Shareholders will cause the Company to continue to conduct its business in the ordinary and usual course consistent with past practice, and, without limiting the generality of this undertaking, the Shareholders will not, and will cause the Company not to, do or suffer to be done any of the following, whether or not in the ordinary and usual course, without the prior written consent of Parent:

                  (a) Other than the contemplated distribution by the Company to the Shareholders of all the outstanding capital stock of the Company's subsidiary, Ultra/Pure Water, Inc., dispose or contract to dispose of, or acquire or contract to acquire, any Real Property or other assets (except for inventory disposed of or acquired in the ordinary course of business), or any interest in any Real Property or other capital assets;

                  (b) Other than pursuant to the terms of the Company Credit Facility and subject to Section 5.20 hereof, borrow any money;

                  (c) Enter into any lease;

                  (d) Encumber any assets;

                  (e) Enter into any contract, commitment or arrangement of the type required by Section 3.20 above to be listed on Schedule 3.20;

                  (f) Declare or pay any dividend or declare or make any other distribution to shareholders;

                  (g) Purchase or redeem any shares, notes or other securities;

                  (h) Other than pursuant to existing contractual arrangements, increase the rate or amount of compensation or the amount or type of other remuneration to any of its directors, officers, employees, agents or other representatives, or agree to do so;

                  (i) Except as contemplated by Section 9.1(a) above, form or cause to be formed, or dispose or contract to dispose of, any subsidiary, or any interest in any subsidiary or acquire any stock or equity interest in any Company or other entity;

                  (j) Reclassify, split or combine its shares, or issue, sell, distribute or dispose of any shares, notes or other securities, or issue or make any changes to any options, warrants or rights with respect to its shares (except as contemplated by Section 5.8), or commit itself to do so;

                  (k) Make any new commitments or agree to make commitments for capital improvements or significantly alter standing commitments for capital improvements;

                  (l) Make any single expenditure or agree to make any single expenditure, or series of expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate;

                  (m) Negotiate with anyone other than Sub for, or participate with anyone other than Parent and Sub in, the acquisition of the Company;

                  (n) Amend, or permit to be amended, in any way, its Articles of Incorporation or Bylaws or merge or consolidate with any other corporation or other entity or change the character of its business; or

                  (o)      Make any material change in accounting methods.

         Section 9.2 PRESERVATION OF BUSINESS. The Shareholders will use their best efforts to cause the Company to (i) preserve intact its present business organization and personnel, (ii) preserve its business, actual and potential, and its advantageous relationships with all persons having business dealings with it, and (iii) preserve and maintain in force all its licenses, certificates, leases, contracts, permits, registrations, franchises, confidential information, patents, trademarks, trade names, service marks and copyrights, and applications for any of the same, and other similar rights. The Shareholders will cause the Company to maintain in force all property, casualty, crime, life, directors, officers and other forms of insurance and bonds which it presently carries.

         Section 9.3 CONSENTS AND APPROVALS. The Shareholders will use all reasonable efforts to obtain all necessary consents and approvals of all persons, firms, entities and governmental authorities to the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X
                                    ---------

                    ASSIGNMENT, THIRD PARTIES, BINDING EFFECT
                    -----------------------------------------

         The rights under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained and any attempted assignment or delegation without such consent will be null and void. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Parent and Sub, on the one hand and the Company and the Shareholders, on the other, and their respective successors and permitted assigns.

                                   ARTICLE XI
                                   ----------

                                    EXPENSES
                                    --------

         All costs and expenses, including, without limitation, counsel and accountants' fees, incurred in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement shall be paid by Parent and Sub on the one hand, and by the Shareholders on account of the costs and expenses incurred by the Shareholders and the Company, on the other hand, provided, however, that the Company will pay, prior to the Closing, up to a maximum of Fifteen Thousand Dollars ($15,000) of such expenses of the Company.


                                   ARTICLE XII
                                   -----------

                                     NOTICES
                                     -------

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) upon receipt of a telephonic facsimile transmission with a confirmed telephonic transmission answer back, (iii) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

         TO PARENT OR SUB:                    Waterlink, Inc.
                                              4100 Holiday Street, N.W.
                                              Canton, Ohio  44718
                                              Facsimile No.: (330) 649-4000
                                              Attention: Nancy A. Hamerly, CFO

         With a copy to:                      Benesch, Friedlander,
                                              Coplan & Aronoff P.L.L.
                                              2300 BP America Building
                                              200 Public Square
                                              Cleveland, Ohio 44114
                                              Facsimile No.: (216) 363-4588
                                              Attention: Dominic A. DiPuccio




         To Sellers or                 c/o Water Equipment Technologies, Inc.
         THE COMPANY:                  832 Pike Road
                                       West Palm Beach, Florida 33411
                                       Facsimile No.:(561) 795-6597
                                       Attention: Larry Stenger, P&C

         With a copy to:               Arnstein & Lehr
                                       515 N. Flagler Dr., Suite 600
                                       West Palm Beach, Florida 33401
                                       Facsimile No.:(561) 655-5551
                                       Attention: Wesley A. Lauer


                                  ARTICLE XIII
                                  ------------

                             REMEDIES NOT EXCLUSIVE
                             ----------------------

         No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and will be in addition to every remedy given under this Agreement or now or subsequently existing, at law or in equity, by statute or otherwise. The election of any one or more remedies by any party hereto will not constitute a waiver of the right to pursue other available remedies.


                                   ARTICLE XIV
                                   -----------

                                 NON-COMPETITION
                                 ---------------

         Section 14.1      NON-COMPETITION AGREEMENT.

                  (a) For a period of five (5) years from and after the Effective Time, but as to clauses (iv) and (v) at any time after the Closing Date, each Shareholder (other than Larry Stenger, John Stenger and Jorg Menningmann (whose non-competition agreements are contained in the employment agreements referred to in Section 5.6) and other than Scott Stenger, Kristie D. Stenger, Dawn Stenger and Gary Prae, to which the provisions of clauses (i) and (ii) do not apply) will not, directly or indirectly:

                         (i) engage in, carry on, be employed by or have any
                  interest in a business substantially similar to the business as carried on by the Company on the Closing Date; provided, however, that the ownership of not more than one percent (1%) of the outstanding shares of any class of capital stock of a publicly held corporation shall not be deemed a violation of this Section 14.1;

                        (ii) enter into, engage in, or be employed by or consult
                  with any business in, competition with the Company on matters substantially similar to the business as carried on by the Company on the Closing Date;

                       (iii) employ, assist in employing or otherwise associate
                  in business with any present, former or future employee of the Company now or subsequently existing until a period of at least two (2) years has expired since such employee was employed by the Company;

                       (iv) induce any person who is a present or future
                  employee, officer, agent, affiliate or customer of the Company now or subsequently existing to terminate the relationship; and

                         (v) induce any customer, supplier or any other party
                  with whom the Company does business to refuse to do business with the Company on as favorable terms as previously done with the Company.

         The prohibitions in clauses (i) and (ii) will apply anywhere in the world. Notwithstanding the foregoing, each Shareholder shall be permitted to maintain his relationship as a shareholder, officer, director or employee of Ultra/Pure Water, Inc. and KDF Fluid Treatment, Inc. so long as the businesses of such companies do not compete with any of the businesses of Parent except as conducted on the date hereof and described on EXHIBIT "E" to this Agreement. Each Shareholder bound hereby acknowledges that the length of time and geographic restriction pertaining to all prohibitions in this subsection (a) both are reasonable and necessary for the legitimate protection of Parent's business and interests.

                  (b) Each Shareholder expressly agrees and understands that the remedy at law for any breach by him of this Article XV will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of any Shareholder's violation of this Article XV, Parent will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this subsection (b) will be deemed to limit Parent's remedies at law or in equity for any breach by any Shareholder of any of the provisions of this Agreement which may be pursued or availed of by Parent.

                  (c) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in this Section 14.1 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

                  (d) In the event any Shareholder violates any legally enforceable provision of this Section 14.1 as to which there is a specific time period during which such Shareholder is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

         Section 14.2 DISCLOSURE OF CONFIDENTIAL INFORMATION. Except as may be required by law or necessary in connection with any dealings with any public agency or authority or in enforcing any rights hereunder, from and after the Closing Date, the Shareholders will not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or harmful to the interests of, the Company, any non-public information (written or oral), documents, lists or other data of or respecting any aspect of the business being acquired by Parent under this Agreement.


                                   ARTICLE XV
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         Section 15.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

         Section 15.2 CAPTIONS AND SECTION HEADINGS. Captions and section headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

         Section 15.3 WAIVERS. Any failure by any of the parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

         Section 15.4 RIGHT OF INSPECTION. From and after the date of this Agreement to the Closing Date, the Shareholders and the Company will give to Parent and its counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of the Company, and will furnish copies of all Contracts and other instruments as Parent or its counsel may reasonably request. Such investigation will not affect the warranties and representations of the Shareholders and the Company under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Company or the Shareholders will be returned and all disclosures and information given to Parent as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by the Shareholders or other third parties without fault on the part of Parent, or unless otherwise required by law.

         Section 15.5 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS. Each of the parties agrees to cooperate in the effectuation of the transactions contemplated under this Agreement and to execute any and all additional documents to take such additional action as is reasonably necessary or appropriate for such purposes.

         Section 15.6 ENTIRE AGREEMENT. This Agreement, including any certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties and supersedes all prior agreements, written and oral, between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

         Section 15.7 GOVERNING LAW. This Agreement is to governed by and construed in accordance with the internal laws of the State of Florida.

         Section 15.8 KNOWLEDGE. All references to "knowledge" or "best knowledge", of a party or "known to" a party means the actual knowledge of a party after reasonable investigation and due diligence. Actual knowledge of any officer, director or supervisory employee of a party will be imputed to, and deemed to be actual knowledge of, that party. For purposes of this Section 15.8, "supervisory employee" of the Company shall mean any of the employees listed on
Schedule IV hereto.

         Section 15.9 PRESS RELEASES. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such party determines, on advice on counsel, that such action is required by law, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

         Section 15.10 DISCLOSURE SCHEDULES. Disclosure of any matter on any schedule hereto by any party hereto shall be deemed to be disclosure on every other schedule hereto to the extent applicable.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

WATERLINK, INC.                              WET ACQUISITION CORP.



By:  /S/ NANCY A. HAMERLY               By: /s/ Nancy A. Hamerly
    ---------------------------            -------------------------------


                                                           "Sub"


                                                     "SHAREHOLDERS"


                                      /s/ LAWRENCE STENGER
                                      -----------------------------------------
                                      Lawrence Stenger

                                      /s/ Theresa H. Stenger
                                      -----------------------------------------
                                      Theresa H. Stenger

                                      /s/ Lawrence Stenger  Theresa H. Stenger
                                      -----------------------------------------
                                      Lawrence and Theresa H. Stenger, Jointly

                                      /s/ Ronald P. Jaworski  Christine Jaworski
                                      -----------------------------------------
                                      Ronald P. And Christine Jaworski, Jointly

                                      /s/ John Stenger
                                      -----------------------------------------
                                      John Stenger

                                      /s/ Dawn P. Stenger
                                      -----------------------------------------
                                      Dawn P. Stenger

                                      /s/ Scott Stenger
                                      -----------------------------------------
                                      Scott Stenger

                                      /s/ Kristie D. Stenger
                                      -----------------------------------------
                                      Kristie D. Stenger

                                      /s/ Jorg Menningmann
                                      -----------------------------------------
                                      Jorg Menningmann

                                      /s/ Michael Mudrick
                                      -----------------------------------------
                                      Michael Mudrick

                                      /s/ Robert Young
                                      -----------------------------------------
                                      Robert Young

                                      /s/ Gary Prae
                                      -----------------------------------------
                                      Gary Prae



Water Equipment
 Technologies, Inc.


By:  /s/ Lawrence Stenger
  ------------------------